EXHIBIT 99.3

j2 GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 9, 2012, j2 Global, Inc. (“j2 Global”) acquired Ziff Davis, Inc. (“Ziff Davis”) for a purchase price of approximately $166.4 million plus assumed liabilities, (the “Acquisition”).  In connection with the Acquisition, certain management of Ziff Davis converted a portion of their shares in Ziff Davis into 8,557 shares of a new series of Series A cumulative participating preferred stock of Ziff Davis having a face value of $8,557,000 (“Non-controlling interest”).  The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are based on the historical financial statements of j2 Global and Ziff Davis using the acquisition method of accounting.

The unaudited condensed combined pro forma balance sheet as of September 30, 2012 gives effect to the Acquisition as if it had occurred on September 30, 2012, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 give effect to the Acquisition as if it had occurred on January 1, 2011, and include all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that j2 Global would have reported had the Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed.  Upon completion of the valuation for the Acquisition, the Company may make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with j2 Global’s historical consolidated financial statements and notes thereto contained in j2 Global’s Annual Report on Form 10-K for the year ended December 31, 2011, j2 Global’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, j2 Global’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on November 13, 2012, Ziff Davis’ historical financial statements and notes thereto for the period ended December 31, 2011 contained herein as Exhibit 99.1 and historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2012 and 2011 contained herein as Exhibit 99.2.

j2 GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2012
(in thousands)

	j2 Global	Ziff Davis	Pro Forma		j2 Global
	Historical	Historical	Adjustments		Pro Forma
ASSETS

Cash and cash equivalents	$287,514	$4,438	$(166,443)	A	$125,509
Short-term investments	143,628	—	—		143,628
Accounts receivable, net	25,332	12,383	—		37,715
Prepaid expenses and other current assets	14,285	918	—		15,203
Total current assets	470,759	17,739	(166,443)		322,055

Long-term investments	38,687	—	—		38,687
Property and equipment, net	13,938	6,002	(380)	B	19,560
Intangibles, net	101,560	18,434	(18,434)	C	166,620
			65,060	D
Goodwill	293,687	20,059	(20,059)	C	407,750
			114,063	E
Other assets	6,577	1,388	—		7,965
Total assets	$925,208	$63,622	$(26,193)		$962,637

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses, and other current liabilities	$37,974	$6,942	$(875)	F	$44,041
Deferred revenue	28,352	640	—		28,992
Total current liabilities	66,326	7,582	(875)		73,033

Long term debt	245,081	—	—		245,081
Liability for uncertain tax positions	31,092	—	—		31,092
Deferred income taxes, and other long term liabilities	—	933	21,232	G	22,165
Other long-term liabilities	14,375	—	—		14,375
Total liabilities	356,874	8,515	20,357		385,746

Stockholders' equity:
Common stock, $0.01 par value.	451	5	(5)	I	451
Additional paid-in capital	166,557	54,170	(54,170)	I	166,557
Retained earnings	404,862	932	(932)	I	404,862
Accumulated other comprehensive income (loss)	(3,536)	—	—		(3,536)
Total stockholders' equity	568,334	55,107	(55,107)		568,334

Non-controlling interest
Non-controlling interest	—	—	8,557	E	8,557
Total equity	568,334	55,107	(46,550)		576,891
Total liabilities and equity	$925,208	$63,622	$(26,193)		$962,637

j2 GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(in thousands, except per share amounts)

	j2 Global	Ziff Davis	Pro Forma		j2 Global
	Historical	Historical	Adjustments		Pro Forma
Revenues	$269,363	$32,153	$—		$301,516

Cost of revenues	48,354	8,740	—		57,094
Gross profit	221,009	23,413	—		244,422
Operating expenses:
Sales and marketing	43,910	12,236	—		56,146
Research, development and engineering	13,798	806	—		14,604
General and administrative	43,387	10,733	(54)	B	56,904
			2,838	D
Total operating expenses	101,095	23,775	2,784		127,654
Operating earnings	119,914	(362)	(2,784)		116,768
Interest income/(expense)	(2,657)	—	(1,010)	J	(3,667)
Earnings before income taxes	117,257	(362)	(3,794)		113,101
Income tax expense	25,880	99	(1,464)	H	24,515
Net earnings	$91,377	$(461)	$(2,330)		$88,586

Net earnings per common share:
Basic	$1.97				$1.91
Diluted	$1.96				$1.90
Weighted average shares outstanding:
Basic	45,590,160				45,590,160
Diluted	45,897,389				45,897,389
Cash dividend paid per common share	0.65

j2 GLOBAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands, except per share amounts)

	j2 Global	Ziff Davis	Pro Forma		j2 Global
	Historical	Historical	Adjustments		Pro Forma
Revenues	$330,159	$31,425	$—		$361,584

Cost of revenues	60,613	6,026	—		66,639
Gross profit	269,546	25,399	—		294,945
Operating expenses:
Sales and marketing	59,066	12,591	—		71,657
Research, development and engineering	16,373	1,160	—		17,533
General and administrative	58,157	8,515	(73)	B	71,695
			5,096	D
Total operating expenses	133,596	22,266	5,023		160,885
Operating earnings	135,950	3,133	(5,023)		134,060
Interest income/(expense)	1,166	—	(776)	J	390
Earnings before income taxes	137,116	3,133	(5,799)		134,450
Income tax expense	22,350	821	(2,257)	H	20,914
Net earnings	$114,766	$2,312	$(3,542)		$113,536

Net earnings per common share:
Basic	$2.46				$2.44
Diluted	$2.43				$2.41
Weighted average shares outstanding:
Basic	45,799,615				45,799,615
Diluted	46,384,848				46,384,848
Cash dividend paid per common share	0.41

j2 GLOBAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on j2 Global’s and Ziff Davis’ historical financial information, giving effect to the Acquisition and related adjustments described in these notes. Ziff Davis prepares its consolidated financial statements in accordance with US generally accepted accounting principles (“U.S. GAAP”). Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

j2 Global accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations”. The purchase price for the Acquisition has been allocated to the assets and liabilities acquired based on a preliminary valuation of their respective fair values and may change when the final valuation of certain intangible assets and acquired working capital is determined.

Pro Forma Footnotes

A.	Reflects the $166,443,000 of cash consideration paid for the Acquisition.

B.
Reflects fair value adjustments for fixed assets acquired and related pro forma depreciation expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 3 to 5 years for the acquired assets (dollar amounts in thousands).

				Pro forma decrease / (increase) to depreciation expense
	Historical amounts	Fair value	Fair value adjustment	For the nine months ended September 30, 2012	For the twelve months ended December 31, 2011
Computers, hardware & software	$555	$538	$(17)	$4	$6
Other equipment	169	148	(21)	5	7
Capitalized software & websites	5,187	4,780	(407)	61	82
Leasehold improvements	91	156	65	(16)	(22)

Total	$6,002	$5,622	$380	$54	$73

C.	Reflects the elimination of Ziff Davis’ historical intangible assets and goodwill.

D.	Reflects the fair value of identifiable intangible assets and related amortization expense adjustments, as follows (in thousands):

			Pro forma amortization expense
	Fair value	Remaining useful life	For the nine months ended September 30, 2012	For the twelve months ended December 31, 2011
Trade name	$37,730	20 years	$1,415	$1,887
Customer relationships	5,380	8 years	504	673
Licensing relationships	4,910	6 years	614	818
Advertiser relationships	14,500	9 years	1,208	1,611
Subscriber relationships	620	5 years	93	124
Non-competition agreements	600	3 years	150	200
Content: Proprietary	330	1 year	248	330
Content: Reviews	510	0.5 year	510	510
Customer Lists	480	5 years	72	96

Total	$65,060		$4,814	$6,249
Historical amortization Expense			(1,976)	(1,153)
Increase to pro forma amortization expense			$2,838	$5,096

E.	Reflects the preliminary purchase price allocation and recognition of goodwill arising from the Acquisition as follows (in thousands):

Cash consideration paid	$166,443
Non-controlling interest	8,557
Assumed liabilities	7,640
Deferred tax liability	21,232
Total purchase price to be allocated	$203,872

Less: Estimated fair value of assets acquired:
Current assets	$(17,739)
Depreciable fixed assets and Other assets	(7,010)
Trade names	(37,730)
Customer & subscriber relationships	(6,000)
Licensing relationships	(4,910)
Advertiser relationships	(14,500)
Other intangibles	(1,920)
Goodwill	$114,063

F.
Reflects the elimination of a one-time expense of $0.9 million in 2012 related to an earn-out arrangement from a previous acquisition of Ziff Davis, Inc. that is included within historical liabilities and was not acquired by j2 Global, Inc.

G.
No adjustments to the tax basis of Ziff Davis’ assets and liabilities are expected as a result of the Acquisition. Accordingly, deferred income taxes at September 30, 2012 have been adjusted by approximately $21.2 million caused by book and tax differences after the allocation of the pro forma purchase price.

H.	Reflects the tax impact of the Acquisition based on a blended statutory rate of approximately 41.1%.

I.	Reflects the elimination of Ziff Davis’ historical stockholders’ equity balances.

J.
Reflects the elimination of interest income for the year ended December 31, 2011 and the reduction of interest income for the nine months ended September 30, 2012 related to interest income earned on cash consideration for the Acquisition.  As of January 1, 2011, j2 Global did not have sufficient cash and investments on hand to fund the Acquisition. Accordingly, the pro forma unaudited combined statement of operations for the year ended December 31, 2011 reflects the elimination of all interest income recognized on j2 Global’s cash and investments.  Interest income in the pro forma unaudited combined statement of operations for the nine months ended September 30, 2012 reflects a reduction of $1 million, representing the interest earned on the $166.4 million cash consideration for the Acquisition at an average annual interest rate of 0.6%.